SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

-------------------------------------

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

-------------------------------------

Date of report (Date of earliest event reported): July 27, 2010

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2010, USA Technologies, Inc. (“we” or the “Company”) signed a purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”). Pursuant to the purchase agreement, and subject to the conditions set forth therein, we have the right to sell to Lincoln Park, and Lincoln Park has the obligation to purchase from us, up to 4,851,408 shares of common stock over a 25 month period with an aggregate purchase price not to exceed $5.0 million. We are not required to sell any shares to Lincoln Park, and we will control the timing and amount of any sales of shares to Lincoln Park. The purchase agreement may be terminated by us at any time at our discretion without any cost to us. We do not anticipate selling any shares to Lincoln Park under the purchase agreement at this time, if ever.

We also entered into a registration rights agreement with Lincoln Park whereby we agreed to file a registration statement with the Securities and Exchange Commission covering the shares that have been issued or may be issued to Lincoln Park under the purchase agreement. Any sales of shares by us to Lincoln Park are conditioned, among other things, on an effective registration statement covering the shares.

Subject to an effective registration statement, we have the right to sell up to 150,000 shares of our common stock to Lincoln Park every other day, depending on certain conditions set forth in the purchase agreement. The purchase price of the shares will be based on the prevailing market prices of the Company’s shares immediately preceding the time of any sales without any fixed discount.

In consideration for entering into the purchase agreement, we issued 150,000 shares of our common stock to Lincoln Park as a commitment fee, and are required to issue up to an additional 150,000 shares pro rata if and when we would determine to sell shares to Lincoln Park under the purchase agreement. Lincoln Park has agreed not to engage in any short selling or hedging of or with respect to our common stock in any manner whatsoever. Any proceeds received by the Company under the purchase agreement are expected to be used for general working capital purposes.

The foregoing description of the purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Lincoln Park qualifies as an accredited investor as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “1933 Act”). The offer and sale of the shares by the Company to Lincoln Park under the purchase agreement is exempt from the registration requirements of the 1933 Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement dated as of July 27, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement dated as of July 27, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2010	USA TECHNOLOGIES, INC.

	By:	/s/ George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

10.1	Purchase Agreement dated as of July 27, 2010 between the Company and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement dated as of July 27, 2010 between the Company and Lincoln Park Capital Fund, LLC